_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Karen R. Beard

U.S. Bank National Association

One Federal Street

Boston, MA 02110

(617) 603-(6455)

(Name, address and telephone number of agent for service)

Taberna Mortgage Loan Trust 2005-1

(Issuer with respect to the Securities)

Delaware	Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/o Chase Bank USA, National Association 500 Stanton Road FL3/OPS4 Newark, DE 19713 Attention: Institutional Trust Services	19713
(Address of Principal Executive Offices)	(Zip Code)

Taberna Mortgage Loan Trust 2005-1 Mortgage-Backed Notes, Series 2005-1

(Title of the Indenture Securities)

_____________________________________________________________________________

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 21st of July, 2005.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen R. Beard
Name:	Karen R. Beard
Title:	Vice President

By:	/s/ Maryellen Hunter
Maryellen Hunter
Title:	Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 22, 2005

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen R. Beard
Name:	Karen R. Beard
Title:	Vice President

By:	/s/ Maryellen Hunter
Maryellen Hunter
Title:	Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2004

($000’s)

Assets	12/31/2004
Cash and Due From Depository Institutions	$6,340,324
Federal Reserve Stock	0
Securities	41,160,517
Federal Funds	2,727,496
Loans & Lease Financing Receivables	122,755,374
Fixed Assets	1,791,705
Intangible Assets	10,104,022
Other Assets	9,557,200
Total Assets	$194,436,638

Liabilities
Deposits	$128,301,617
Fed Funds	8,226,759
Treasury Demand Notes	0
Trading Liabilities	156,654
Other Borrowed Money	25,478,470
Acceptances	94,553
Subordinated Notes and Debentures	6,386,971
Other Liabilities	5,910,141
Total Liabilities	$174,555,165

Equity
Minority Interest in Subsidiaries	$1,016,160
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,054,825
Total Equity Capital	$19,881,473

Total Liabilities and Equity Capital	$194,436,638

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Karen R. Beard
Title:	Vice President

Date: July 21, 2005